Exhibit 23.1



               Consent of Independent Certified Public Accountants

We consent to the inclusion in this Form 10-KSB of our report dated March 23, 2001 with respect to the Consolidated Financial Statements of VHS Network, Inc. for the years ended December 31, 2000 and 1999.

/s/ Pohl, McNabola, Berg & Company LLP
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    Pohl, McNabola, Berg & Company LLP
April 2, 2001